UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 6, 2020 (October 5, 2020)

Novus Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36620	20-1000967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19900 MacArthur Blvd., Suite 550 Irvine, California 92612 (Address of principal executive offices, including Zip Code)

(949) 238-8090

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NVUS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 5, 2020, Novus Therapeutics, Inc. (the “Company”) implemented a reverse split of its issued and outstanding common stock at a ratio of 1-for-18 (the “Reverse Stock Split”). As a result of the Reverse Stock Split, every 18 shares of the Company’s common stock issued and outstanding as of 12:01 a.m. (Eastern Time) on October 5, 2020 were automatically combined and converted into one share of common stock, par value $0.001 per share. The Company’s common stock will continue to trade on the Nasdaq Capital Market under the symbol “NVUS,” but has been assigned a new CUSIP number (67011N 204). The Reverse Stock Split reduces the number of shares of common stock issuable upon the conversion of the Company’s outstanding preferred stock and the exercise or vesting of its outstanding stock options, restricted stock units and warrants in proportion to the ratio of the reverse stock split and causes a proportionate increase in the conversion and exercise prices of such convertible notes, stock options and warrants. The Reverse Stock Split did not change the total number of authorized shares of common stock or preferred stock.

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Stockholders of record who would otherwise be entitled to receive a fractional share will receive a cash payment in lieu thereof. The Reverse Stock Split impacts all holders of the Company’s common stock proportionally and does not impact any stockholder’s percentage ownership of common stock (except to the extent the reverse stock split results in any stockholder owning only a fractional share).

The Reverse Stock Split was implemented pursuant to a Certificate of Amendment to the Company’s Certificate of Incorporation, a copy of which is filed herewith as Exhibit 3.1. The Company effected the Reverse Stock Split in accordance with the authority granted to the Company’s Board of Directors at the Company’s 2020 Annual Meeting of Stockholders, which was held on May 12, 2020, at which time the Company’s stockholders authorized the Board of Directors to effect a stock split within a range of 1-for-10 to 1-for-30.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of the Company, effective as of October 5, 2020

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novus Therapeutics, Inc.

Date: October 6, 2020	By:	/s/ David-Alexandre C. Gros, M.D.
	Name:	David-Alexandre C. Gros, M.D.
	Title:	Chief Executive Officer